EXHIBIT 2.1
                                    BY-LAWS


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                                     BY-LAWS

                                       OF

                               NATIONAL STOCK FUND


                                    ARTICLE I

                                   DEFINITIONS

The terms "Commission", "Declaration", "Majority Shareholder Vote" "1940 Act", "Shareholder", "Shares", "Trust", "Trust Property", and "Trustees" have the respective meanings given them in the Declaration of Trust of National Stock Fund dated June 25, 1986 as amended from time to time.


                                   ARTICLE II

                                     OFFICES

         SECTION 2.1. Principal Office. Until changed by the Trustees, the principal office of the Trust in the Commonwealth of Massachusetts shall be in the City of Boston, County of Suffolk.

         SECTION 2.2. Other Offices. In addition to its principal office in the Commonwealth of Massachusetts, the Trust may have an office or offices in the City of New York, State of New York, and at such other places within and around the Commonwealth as the Trustees may from time to time designate or the business of the Trust may require.


                                   ARTICLE III

                             SHAREHOLDERS' MEETINGS

         SECTION 3.1. Place of Meetings. Meetings of Shareholders shall be held at such place, within or without the Commonwealth of Massachusetts, as may be designated from time to time by the Trustees.

         SECTION 3.2. Meetings. Meetings of Shareholders of the Trust shall be held whenever called by the Trustees or the President of the Trust and whenever election of a Trustee or Trustees by Shareholders is required by the provisions of Section 16(a) of the 1940 Act, for that purpose. Meetings of Shareholders shall also be called by the Secretary upon the written request of the holders of Shares entitled to vote not less than twenty five percent (25%) of all the

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votes entitled to be cast at such meeting. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat. The Secretary shall inform such Shareholders of the reasonable estimated cost of preparing and mailing such notice of the meeting and upon payment to the Trust of such costs, the Secretary shall give notice stating the purpose or purposes of the meeting to all entitled to vote at such meeting. No meeting need be called upon the request of the holders of Shares entitled to vote at such meeting, to consider any matter which is substantially the same as a matter voted upon at any meeting of Shareholders held during the preceding twelve months.

         SECTION 3.3. Notice of Meetings. Written or printed notice of every Shareholders' meeting stating the place, date, and purpose or purposes thereof, shall be given by the Secretary not less than ten (10) nor more than ninety (90) days before such meeting to each Shareholder entitled to vote at such meeting. Such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the Shareholder at his address as it appears on the records of the Trust.

         SECTION 3.4. Quorum and Adjournment of Meetings. Except as otherwise provided by law, by the Declaration or by these By-Laws, at all meetings of Shareholders the holders of a majority of the Shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum for the transaction of business. In the absence of a quorum, the Shareholders present or represented by proxy and entitled to vote thereat shall have power to adjourn the meeting from time to time. Any adjourned meeting may be held as adjourned without further notice. At any adjourned meeting at which a quorum shall be present, any business may be transacted as if the meeting had been held as originally called.

         SECTION 3.5. Voting Rights, Proxies. At each meeting of Shareholders, each holder of record of Shares entitled to vote thereat shall be entitled to one vote in person or by proxy, executed in writing by the Shareholder or his duly authorized attorney-in-fact, for each Share of beneficial interest for the Trust and for the fractional portion of one vote for each fractional Share entitled to vote so registered in his name on the records of the Trust on the date fixed as the record date for the determination of Shareholders entitled to vote at such meeting. No proxy shall be valid after eleven months from its date, unless otherwise provided in the proxy. At all meetings of Shareholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting. Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or Officer of the Trust.

         SECTION 3.6. Vote Required. Except as otherwise provided by law, by the Declaration of Trust, or by these By-Laws at each meeting of Shareholders at which a quorum is present all matters shall be decided by Majority Shareholder Vote.

         SECTION 3.7. Inspector of Election. In advance of any meeting of Shareholders, the Trustees may appoint Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the chairman of any meeting of Shareholders may,

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and on the request of any Shareholder or his proxy shall, appoint Inspectors of
Election of the meeting. In case any person appointed as Inspector fails to appear or fails or refuses to act, the vacancy may be filed by appointment made by the Trustees in advance of the convening of the meeting or at the meeting by the person acting as chairman. The Inspectors of Election shall determine the number of Shares outstanding, the Shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes or consents, determine the results and do such other acts as may be proper to conduct the question or vote with fairness to all Shareholders. On request of the chairman of the meeting or of any Shareholder or his proxy, the Inspectors of Election shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any facts found by them.

         SECTION 3.8. Inspection of Books and Records. Shareholders shall have such rights and procedures of inspection for the books and records of the Trust as are granted to Shareholders under the Business Corporation Law of the State of Massachusetts.

         SECTION 3.9. Action by Shareholders Without Meeting. Except as otherwise provided by law, the provisions of these By-Laws relating to notices and meetings to the contrary notwithstanding, any action required or permitted to be taken at any meeting of Shareholders may be taken without a meeting if a majority of the Shareholders entitled to vote upon the action consent to the action in writing and such consents are filed with the records of the Trust. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.


                                   ARTICLE IV

                                    TRUSTEES

         SECTION 4.1. Meetings of the Trustees. The Trustees may in their discretion provide for regular or special meetings of the Trustees. Regular meeting of the Trustees may be held at such time and place as shall be determined from time to time by the Trustees without further notice. Special meetings of the Trustees may be called at any time by the President and shall be called by the President or the Secretary upon the written request of any two (2) Trustees.

         SECTION 4.2. Notice of Special Meetings. Written notice of special meetings of the Trustees stating the place, date and time thereof, shall be given not less than two (2) days before such meeting to each Trustee personally, by telegram, by mail, or by leaving such notice at his place of residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid; directed to the Trustee at his address as it appears on the records of the Trust. Subject to the provisions of the 1940 Act, notice or waiver of notice need not specify the purpose of any special meeting.

         SECTION 4.3. Telephone Meetings. Subject to the provisions of the 1940 Act, any Trustee, or any member or members of any committee designated by the Trustees, may participate

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in a meeting of the Trustees, or any such committee, as the case may be, by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at the meeting.

         SECTION 4.4. Quorum, Voting and Adjournment of Meetings. At all meetings of the Trustees, a majority of the Trustees shall be requisite to and shall constitute a quorum for the transaction of business. If a quorum is present, the affirmative vote of a majority of the Trustees present shall be the act of the Trustees, unless the concurrence of a greater proportion is expressly required for such action by law, the Declaration or these By-Laws. If at any meeting of the Trustees there be less than a quorum present, the Trustees present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall have been obtained.

         SECTION 4.5. Action by Trustees Without Meeting. The provisions of these By-Laws covering notices and meetings to the contrary notwithstanding, and except as required by law, any action required or permitted to be taken at any meeting of the Trustees may be taken without a meeting if a consent in writing setting forth the action shall be signed by all of the Trustees entitled to vote upon the action and such written consent is filed with the minutes of proceedings of the Trustees.

         SECTION 4.6. Expenses and Fees. Each Trustee may be allowed expenses, if any, for attendance at each regular or special meeting of the Trustee, and each Trustee who is not an officer or employee of the Trust or of its investment manager or underwriter or of any corporate affiliate of any of said persons shall receive for services rendered as a Trustee of the Trust such compensation as may be fixed by the Trustees. Nothing herein contained shall be construed to preclude any Trustee from serving the Trust in any other capacity and receiving compensation therefor.

         SECTION 4.7. Execution of Instruments and Documents and Signing of Checks and Other Obligations and Transfers. All instruments, documents and other papers shall be executed in the name and on behalf of the Trust and all checks, notes, drafts and other obligations for the payment of money by the Trust shall be signed, and all transfer of securities standing in the name of the Trust shall be executed, by the President, any Vice President or the Treasurer or by any one or more officers or agents of the Trust as shall be designated for that purpose by vote of the Trustees.

         SECTION 4.8. Indemnification of Trustees, Officers, Employees and Agents. (a) The Trust shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Trust) by reason of the fact that he is or was a Trustee, officer, employee, or agent of the Trust. The indemnification shall be against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with the action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not

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opposed to the best interests of the Trust, and, with respect to any criminal action, or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) The Trust shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or on behalf of the Trust to obtain a judgment or decree in its favor by reason of the fact that he is or was a Trustee, officer, employee, or agent of the Trust. The indemnification shall be against expenses, including attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust; except that no indemnification shall be made in respect of any claim, issue, or matter as to which the person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the Trust, except to the extent that the court in which the action or suit was brought, or a court of equity in the county in which the Trust has its principal office, determines upon application that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity for those expenses which the court shall deem proper, provided such Trustee, officer, employee or agency is not adjusted to be liable by reason of his willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

         (c) To the extent that a Trustee, officer, employee, or agent of the Trust has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsection (a) or (b) or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith.

         (d)(1) Unless a court orders otherwise, any indemnification under subsections (a) or (b) of this section may be made by the Trust only as authorized in the specific case after determination that indemnification of the Trustee, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) or (b).

            (2) The determination shall be made:

                (i) By the Trustees, by majority vote of a quorum which consists of Trustees who were not parties to the action, suit or proceeding; or

                (ii) If the required quorum is not obtainable, or if a quorum of disinterested Trustees so directs, by independent legal counsel in a written opinion; or

                (iii) By the Shareholders.

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            (3) Notwithstanding any provisions of this Section 4.8 no person shall be entitled to indemnification for any liability, whether or not there is an adjudication of liability, arising by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of duties as described in Section 17(h) and (i) of the Investment Company Act of 1940 ("disabling conduct"). A person shall be deemed not liable by reason of disabling conduct if, either:

                (i) a final decision on the merits is made by a court or other body before whom the proceeding was brought that the person to be indemnified ("indemnitee") was not liable by reason of disabling conduct; or

                (ii) in the absence of such a decision, a reasonable determination, based upon review of the facts, that the indemnitee was not liable by reason of disabling conduct, is made by either --

                      (A) a majority of a quorum of Trustees who are
             neither "interested persons" of the Trust, as defined in Section 2(a)(19) of the Investment Company Act of 1940, nor parties to the action, suit or proceeding, or

                      (B) an independent legal counsel in a written opinion.

         (e) Expenses, including attorneys fees incurred by a Trustee, officer, employee or agent of the Trust in defending a civil or criminal action, suit or proceeding may be paid by the Trust in advance of the final disposition thereof if:

             (1)  authorized in the specific case by the Trustees; and

             (2) the Trust receives an undertaking by or on behalf of the Trustee, officer, employee or agent of the Trust to repay the advance if it is not ultimately determined that such person is entitled to be indemnified by the Trust; and

             (3) either, (i) such person provides a security for his undertaking, or

                 (ii) the Trust is insured against losses by reason of any lawful advances, or

                 (iii) a determination, based on a review of readily
             available facts, that there is reason to believe that such person ultimately will be found entitled to indemnification, is made by either --

                       (A) a majority of a quorum which consists of
                 Trustees who are neither "interested persons" of the Trust, as defined in Section 2(a)(19) of the Investment Company Act of 1940, nor parties to the action, suit or proceeding, or

                       (B) an independent legal counsel in a written opinion.

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         (f) The indemnification provided by this Section shall not be deemed exclusive of any other rights to which a person may be entitled under any by-law, agreement, vote of Shareholders or disinterested Trustees or otherwise, both as to action in his official capacity and as to action in another capacity while holding the office, and shall continue as to a person who has ceased to be a Trustee, officer, employee, or agent and inure to the benefit of the heirs, executors and administrators of such person; provided that no person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the property of the Trust, and no Shareholder shall be personally liable with respect to any claim for indemnity or reimbursement or otherwise.

         (g) The Trust may purchase and maintain insurance on behalf of any person who is or was a Trustee, officer, employee, or agent of the Trust, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such. However, in no event will the Trust purchase insurance to indemnify any officer or Trustee against liability for any act for which the Trust itself is not permitted to indemnify him.

         (h) Nothing contained in this Section shall be constructed to protect any Trustee or officer of the Trust against any liability to the Trust or to its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.


                                    ARTICLE V

                                   COMMITTEES

         SECTION 5.1. Executive and Other Committees. The Trustees, by resolution adopted by a majority of the Trustees, may designate an Executive Committee and/or other committees, each committee to consist of two (2) or more of the Trustees of the Trust and may delegate to such committees, in the intervals between meetings of the Trustees, any or all of the powers of the Trustees in the management of the business and affairs of the Trust. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a Trustee to act in place of such absent member. Each such committee shall keep a record of proceedings.

         The Executive Committee and any other committee shall fix its own rules or procedure, but the presence of at least fifty percent (50%) of the members of the whole committee shall in each case be necessary to constitute a quorum of the committee and the affirmative vote of the majority of the members of the committee present at the meeting shall be necessary to take action.

         All actions of the Executive Committee shall be reported to the Trustees at the meeting thereof next succeeding to the taking of such action.

         SECTION 5.2. Advisory Committee. The Trustees may appoint an advisory committee which shall be composed of persons who do not serve the Trust in any other capacity
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and which shall have advisory functions with respect to the investments of the
Trust but which shall have no power to determine that any security or other investment shall be purchased, sold or otherwise disposed of by the Trust. The number of persons constituting any such advisory committee shall be determined from time to time by the Trustees. The members of any such advisory committee may receive compensation for their services and may be allowed such fees and expenses for their attendance at the meetings as the Trustees may from time to time determine to be appropriate.

         SECTION 5.3. Committee Action Without Meeting. The provisions of these By-Laws covering notices and meetings to the contrary notwithstanding, and except as required by law, any action required or permitted to be taken at any meeting of any Committee of the Trustees appointed pursuant to Section 5.1 of these By-Laws may be taken without a meeting if a consent in writing setting forth the action shall be signed by all members of the Committee entitled to vote upon the action and such written consent is filed with the records of the proceedings of the Committee.


                                   ARTICLE VI

                                    OFFICERS

         SECTION 6.1. Executive Officers. The executive officers of the Trust shall be Chairman, a President, one or more Vice Presidents, a Secretary and a Treasurer. The President shall be selected from among the Trustees but none of the other executive officers need be a Trustee. Two or more officers, except those of President and any Vice President may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity. The executive officers of the Trust shall be elected annually by the Trustees and each executive officer so elected shall hold office until his successor is elected and has qualified.

         SECTION 6.2. Other Officers and Agents. The Trustees may also elect one or more Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers and may elect, or may delegate to the President the power to appoint, such other officers and agents as the Trustees shall at any time or from time to time deem advisable.

         SECTION 6.3. Terms and Removal and Vacancies. Each officer of the Trust shall hold office until his successor is elected and has qualified. Any officer or agent of the Trust may be removed by the Trustees whenever, in their judgment, the interest of Trust will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

         SECTION 6.4. Compensation of Officers. The compensation of officers and agents of the Trust shall be fixed by the Trustees, or by the President to the extent provided by the Trustees with respect to officers appointed by the President.

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         SECTION 6.5. Power and Duties. All officers and agents of the Trust, as between themselves and the Trust, shall have authority and perform such duties in the management of the Trust as may be provided in or pursuant to these By-Laws, or to the extent not so provided, as may be prescribed by the Trustees; provided, that no rights of any third party shall be affected or impaired by any such By-Law or resolution of the Trustees unless he has knowledge thereof.

         SECTION 6.6. The Chairman. The Chairman shall preside at all meetings of the Shareholders and of the Trustees, shall be a signatory on all Annual and Semi-Annual Reports as may be sent to shareholders and he shall perform such other duties as the Trustees may from time to time prescribe.

         SECTION 6.7. The President. The President shall be the chief executive officer of the Trust; he shall have general and active management of the business of the Trust, shall see that all orders and resolutions of the Trustees are carried into effect, and, in connection therewith, shall be authorized to delegate to one or more Vice Presidents such of his powers and duties at such times and in such manner as he may deem advisable.

         SECTION 6.8. The Vice Presidents. The Vice Presidents shall be of such number and shall have such titles as may be determined from time to time by the Trustees. The Vice President, or, if there be more than one, the Vice Presidents in the order of their seniority as may be determined from time to time by the Trustees or the President, shall, in the absence or disability of the President, exercise the powers and perform the duties of the President, and he or they shall perform such other duties as the Trustees or the President may from time to time prescribe.

         SECTION 6.9. The Assistant Vice Presidents. The Assistant Vice President, or, if there be more than one, the Assistant Vice Presidents, shall perform such duties and have such powers as may be assigned them from time to time by the Trustees or the President.

         SECTION 6.10. The Secretary. The Secretary shall attend all meetings of the Trustees and all meetings of the Shareholders and record all the proceedings of the meetings of the Shareholders and of the Trustees in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the Shareholders and special meetings of the Trustees, and shall perform such other duties and have such powers as the Trustees, or the President, may from time to time prescribe. He shall keep in safe custody the seal of the Trust and affix or cause the same to be affixed to any instrument requiring it, and, when so affixed, it shall be attested by his signature or by the signature of an Assistant Secretary.

         SECTION 6.11. The Assistant Secretaries. The Assistant Secretary, or, if there be more than one, the Assistant Secretaries, in the order determined by the Trustees or the President, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such duties and have such other powers as the Trustees, or the President, may from time to time prescribe.

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         SECTION 6.12. The Treasurer. The Treasurer shall be the chief financial officer of the Trust. He shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Trust, and he shall render to the Trustees and the President, whenever any of them require it, an account of his transactions as Treasurer and of the financial condition of the Trust; and he shall perform such other duties as the Trustees, or the President, may from time to time prescribe.

         SECTION 6.13. The Assistant Treasurers. The Assistant Treasurer, or, if there shall be more than one, the Assistant Treasurers in the order determined by the Trustees or the President, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Trustees, or the President, may from time to time prescribe.

         SECTION 6.14. Delegation of Duties. Whenever an officer is absent or disabled, or whenever for any reason the Trustees may deem it desirable, the Trustees may delegate the powers and duties of an officer or officers to any other officer or officers or to any Trustee or Trustees.


                                   ARTICLE VII

                           DIVIDENDS AND DISTRIBUTIONS

         Subject to any applicable provisions of law and the Declaration, dividends and distributions upon the Shares may be declared at such intervals as the Trustees may determine, in cash, in securities or other property, or in Shares, from any sources permitted by law, all as the Trustees shall from time to time determine.

         Inasmuch as the computation of net income and net profits from the sale of securities or other properties for federal income tax purposes may vary from the computation thereof on the records of the Trust, the Trustees shall have power, in their discretion, to distribute as income dividends and as capital gain distributions, respectively, amounts sufficient to enable the Trust to avoid or reduce liability for federal income taxes.


                                  ARTICLE VIII

                             CERTIFICATES OF SHARES

         SECTION 8.1. Stock Certificates. Each holder of stock of the Trust shall be entitled upon request to have a certificate or certificates, in such form as shall be approved by the Board of Trustees, representing the number of shares of stock of the Trust owned by such Shareholder, provided, however, that certificates for fractional shares will not be delivered in any case. The certificates representing shares and class of stock shall be signed by or in the name of the Trust by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer

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and sealed with the seal of the Trust. Any or all of the signatures or the seal on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate shall be issued, it may be issued by the Trust with the same effect as if such officer, transfer agent or registrar were still in office at the date of issue.

         SECTION 8.2. Rules and Regulations. The Board may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Trust. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.

         SECTION 8.3. Lost, Stolen, Destroyed or Mutilated Certificates. The holder of any certificates representing shares of stock of the Trust shall immediately notify the Trust of any loss, theft, destruction or mutilation of such certificate, and the Trust may issue a new certificate of stock, subject to the requirements of the Lost and Stolen Securities Program, if any, established from time to time, by the transfer agent or registrar, in the place of any certificate theretofore issued by it which the owner thereof shall allege to have been lost, stolen or destroyed or which shall have been mutilated, and the Board of Trustees may, in its discretion, require such owner or such owner's legal representatives to give to the Trust a bond in such sum, limited or unlimited, and in such form and with such surety or sureties, as the Board of Trustees in its absolute discretion shall determine, to indemnify the Trust and its agents or designees against any claim that may be made against it or them, individually or collectively, on account of the alleged loss, theft or destruction of any such certificate, or issuance of a new certificate. Anything herein to the contrary notwithstanding, the Board of Trustees, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the Commonwealth of Massachusetts.

         SECTION 8.4. Stock Ledger. The Trust shall maintain at the principal office of the Trust or any transfer agent designated by the Board of Trustees, an original or a duplicate stock ledger containing the names and addresses of all stockholders and the number of shares of each class held by each Shareholder. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection. The Trust shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares entitled to receive dividends and to vote as such owner, and shall not be bound to recognize any equitable or other claim to interest in such shares on the part of any other person, whether or not it shall have received express or other notice thereof, except as otherwise provided by the laws of Massachusetts.

         SECTION 8.5. Transfer of Stock. Transfers of shares of stock of the Trust shall be made on the stock records of the Trust only by the registered holder of thereof, or by his attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates, if issued, for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon.

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                                   ARTICLE IX

                              CUSTODY OF SECURITIES

         SECTION 9.1. Employment of a Custodian. The Trust shall place and at all times maintain in the custody of a Custodian (including any sub-custodian for the Custodian) all funds, securities and similar investments included in the Trust Property. The Custodian (and any sub-custodian) shall be a bank having not less than $2,000,000 aggregate capital, surplus and undivided profits and shall be appointed from time to time by the Trustees, who shall fix its remuneration.

         SECTION 9.2. Action Upon Termination of Custodian Agreement. Upon termination of a Custodian Agreement or inability of the Custodian to continue to serve, the Trustees shall promptly appoint a successor custodian, but in the event that no successor custodian can be found who has the required qualifications and is willing to serve, the Trustees shall call as promptly as possible a special meeting of the Shareholders to determine whether the Trust shall function without a custodian or shall be liquidated. If so directed by vote of the holders of a majority of the outstanding voting securities, the Custodian shall deliver and pay over all Trust Property held by it as specified in such vote.

         SECTION 9.3. Central Certificate System. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the Custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust or its custodian.


                                    ARTICLE X
                                WAVIER OF NOTICE

         Whenever any notice of the time, place or purpose of any meeting of Shareholders, Trustees, or of any committee is required to be given in accordance with law or under the provisions of the Declaration or these By-Laws, a wavier thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting of Shareholders, Trustees or committee, as the case may be, in person, shall be deemed equivalent to the giving of such notice to such person.


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                                   ARTICLE XI

                                  MISCELLANEOUS

         SECTION 11.1. Location of Books and Records. The books and records of the Trust may be kept outside the Commonwealth of Massachusetts at such places as the Trustees may from time to time determine, except as otherwise required by law.

         SECTION 11.2. Record Date. The Trustees may fix in advance a date as the record date for the purpose of determining Shareholders entitled to notice of, or to vote at, any meeting of Shareholders, or Shareholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of Shareholders for any other proper purpose. Such date, in any case, shall be not more than sixty (60) days, and in case of a meeting of Shareholders not less than ten (10) days, prior to the date on which particular action requiring such determination of Shareholders is to be taken. In lieu of fixing a record date the Trustees may provide that the transfer books shall be closed for a stated period but not to exceed, in any case, twenty (20) days. If the transfer books are closed for the purpose of determining Shareholders entitled to notice of a vote at a meeting of Shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.

         SECTION 11.3. Seal. The Trustees shall adopt a seal, which shall be in such form and shall have such inscription thereon as the Trustees may from time to time provide. The seal of the Trust may be affixed to any document, and the seal and its attestation may be lithographed, engraved or otherwise printed on any document with the same force and effect as if it have been imprinted and attested manually in the same manner and with the same effect as if done by a Massachusetts business corporation under Massachusetts law.

         SECTION 11.4. Fiscal Year. The fiscal year of the Trust shall end on such date as the Trustees may by resolution specify, and the Trustees may by resolution change such date for future fiscal years at any time and from time to time.

         SECTION 11.5. Orders for Payment of Money. All orders or instructions for the payment of money of the Trust, and all notes or other evidence of indebtedness issued in the name of the Trust, shall be signed by such officer or officers or such person or persons as the Trustees may from time to time designate, or as may be specified in or pursuant to the agreement between the Trust and the bank or trust company appointed as Custodian of the securities and funds of the Trust.

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                                   ARTICLE XII

                       COMPLIANCE WITH FEDERAL REGULATIONS

         The Trustees are hereby empowered to take such action as they may deem to be necessary, desirable or appropriate so that the Trust is or shall be in compliance with any federal or state statute, rule or regulation with which compliance by the Trust is required.


                                  ARTICLE XIII

                                   AMENDMENTS

         These By-Laws may be amended, altered, or repealed or new By-Laws may be adopted, (a) by a Majority Shareholder Vote or (b) by the Trustees; provided, however, that no By-Law may be amended, adopted or repealed by the Trustees if such amendment, adoption or repeal requires, pursuant to law, the Declaration, or these By-Laws, a vote of the Shareholders. The Trustees shall in no event adopt By-Laws which are in conflict with the Declaration, and any apparent inconsistency shall be construed in favor of the related provision in the Declaration.


                                   ARTICLE XIV

                              DECLARATION OF TRUST

         The Declaration of Trust establishing National Stock Fund, dated June 25, 1986, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name National Total Income Fund refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally and no Trustee, Shareholder, officer, employee or agent of National Stock Fund shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise, in connection with the affairs of said National Stock Fund, but the Trust estate shall be liable.






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